Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and the related Prospectus of Estrella Immunopharma, Inc. of our report dated September 26, 2024, relating to the consolidated financial statements of Estrella Immunopharma, Inc. appearing in the Annual Report on Form 10-K for the year ended June 30, 2024. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ Macias Gini & O’Connell LLP

Walnut Creek, California

December 11, 2024